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                                                                    EXHIBIT 21.1

                      NETWORK EQUIPMENT TECHNOLOGIES, INC.

                           SUBSIDIARIES OF REGISTRANT

                               AS OF JUNE 1, 1997

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
N.E.T. APLA, Inc................................................  (State of Incorporation: Delaware)

N.E.T. China, Inc...............................................  (State of Incorporation: Delaware)

N.E.T. Credit Corporation.......................................  (State of Incorporation: California)

N.E.T. Europe Ltd...............................................  (Incorporated Under the Laws of England)

N.E.T. Europe S.A...............................................  (Incorporated Under the Laws of France)

N.E.T. Federal, Inc.............................................  (State of Incorporation: Delaware)

N.E.T. International, Inc.......................................  (Incorporated Under the Laws of Barbados)

Network Equipment Technologies Europe GmbH......................  (Incorporated Under the Laws of Germany)
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